UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 31, 2006

Atmospheric Glow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-11591 (Commission File Number	62-1647888 (IRS Employer Identification Number)

_____________________________________

924 Corridor Park Blvd
Knoxville, Tennessee 37932-3723
(865) 777-3776

(Address, zip code and telephone number of principal executive offices)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

information to be included in the report

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2006, Atmospheric Glow Technologies, Inc. ("AGT") entered into an agreement with Maxim Group LLC ("Maxim") engaging Maxim as placement agent in connection with a proposed private placement on a best efforts basis of up to $5,000,000 of equity, debt or equity-linked securities of AGT. As compensation, AGT will pay Maxim a fee and non-accountable expense allowance equal to 11% of the gross proceeds raised in the offering. In addition, Maxim will receive warrants to purchase additional securities of AGT equal to 8% of the total number of shares sold in the offering which warrants are exercisable for the five year period beginning one year after the offering at a the same price per share as the offering and which will include a one time demand and unlimited piggyback registration rights. AGT must also reimburse Maxim for reasonable out-of-pocket expenses incurred in connection with the engagement. The period of engagement is 120 days, subject to earlier termination by AGT if certain milestones are not met. For a period of twelve months following completion of the offering, Maxim will have a right of first refusal to manage or co-manage future public underwritings or private placement of securities by AGT. The agreement also contains customary confidentiality and indemnification provisions.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 2, 2006, Atmospheric Glow Technologies, Inc. ("AGT") and W. Scott McDonald entered into a letter of intent under which, assuming execution of a mutually agreeable Employment Agreement, on June 19, 2006, Mr. McDonald will become the Chief Executive Officer of AGT. Mr. McDonald was previously from 2003 to 2006, General Manager, Automotive Business, and Strategic Marketing Director for Imagepoint, Inc., a privately held company based in Knoxville, Tennessee that provides engineering, design, sales, installation and maintenance of complex exterior signage, architectural elements and interior image solutions. Prior to joining Imagepoint from 2001 to 2003, Mr. McDonald was co-founder and managing partner of Healthtrust of the Carolinas, which developed clinical treatment centers geared to individuals experiencing chronic pain across North and South Carolina and was based in Charlotte, North Carolina. From 1999 until August 2001, Mr. McDonald served as Director of eCommerce Sales for General Motors Corporation.

Subject to execution of an Employment Agreement, the letter of intent provides that Mr. McDonald's annual base salary will be $162,000. He will also receive options to purchase 2,000,000 Common Shares of AGT at an exercise price of $0.12 per share for five years after the first year of employment, 2,000,000 Common Shares of AGT at an exercise price of $0.18 per share for five years after the second year of employment and 2,000,000 Common Shares of AGT at an exercise price of $0.27 per share for five years after the third year of employment. The Employment Agreement will include standard termination provisions as well as standard intellectual property, confidentiality and nondisclosure agreements to protect AGT's confidential and proprietary information. It will also include a provision preventing Mr. McDonald from competing with AGT during the term of employment and for two years thereafter to protect AGT's relationship with its customers and suppliers.

Section 8 - Other Events

Item 8.01 Other Events

In connection with the event described in Item 5.02 above, on June 6, 2006, AGT distributed the attached press release.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated June 6, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Atmospheric Glow Technologies, Inc.

Date: June 6, 2006 By: /s/ Thomas W. Reddoch

Title: Thomas W. Reddoch, Interim CEO